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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report January 20, 2004
                Date of earliest event reported January 16, 2004



                          The Neiman Marcus Group, Inc.
             (Exact name of registrant as specified in its charter)


                           Commission file no. 1-9659


              Delaware                                     95-4119509
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

          One Marcus Square
           1618 Main Street
            Dallas, Texas
                                                                    75201
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (214) 741-6911

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                                 Not Applicable
          (Former name or former address, if changed since last report)





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ITEM 5.           OTHER EVENTS AND REQUIRED DISCLOSURES


                  On January 16, 2004, the Board of Directors of The Neiman Marcus Group, Inc. initiated a quarterly cash dividend. The first such dividend, equal to $0.13 per share, will be payable February 13, 2004 to shareholders of record at close of business on January 30, 2004. Based on the number of Class A and Class B shares currently outstanding, the dividend, if annualized, would result in an annual payout of approximately $25 million.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             THE NEIMAN MARCUS GROUP, INC.



Date:  January 20, 2004      By:  /s/ T. Dale Stapleton
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                             T. Dale Stapleton
                             Vice President and Controller
                             (principal accounting officer of the registrant)